Exhibit 99.1

FOR IMMEDIATE RELEASE

September 2nd, 2009

Liberty Media Corporation Announces SVP Bill Fitzgerald to Present at the Bank of America Merrill Lynch 2009 Media, Communications & Entertainment Conference

Englewood, Colo, Sept. 2 - Liberty Media Corporation (NASDAQ: LCAPA, LCAPB, LINTA, LINTB, LMDIA, LMDIB) announced that Bill Fitzgerald, Senior Vice President of Liberty Media Corporation, will be presenting at the Bank of America Merrill Lynch 2009 Media, Communications & Entertainment Conference, on Wednesday, September 9th at 4:00 p.m., Pacific Time at the Ritz-Carlton, in Marina del Ray, CA.  During his presentation, Mr. Fitzgerald may make observations regarding the company’s financial performance, outlook, the previously announced proposed split-off of a majority of the assets and liabilities currently attributed to the Liberty Entertainment group tracking stock and the related business combination with DIRECTV.

In addition, the presentation will be broadcast live via the Internet.  All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (NASDAQ:  LINTA, LINTB), which includes Liberty’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (NASDAQ:  LMDIA, LMDIB), which includes Liberty’s interests in The DIRECTV Group, Inc., Starz Entertainment, Game Show Network, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (NASDAQ:  LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty’s interest in SIRIUS XM Radio, Inc., and minority equity investments in Time Warner, Time Warner Cable, and Sprint Nextel Corporation.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Liberty Entertainment, Inc. (LEI), any of the Liberty Media tracking stocks or shares of the new company to be issued pursuant to the merger agreement with DIRECTV.  The offer and sale of shares in the proposed split-off and the related business combination with DIRECTV will only be made pursuant to one or more effective registration statements. Liberty stockholders and other investors are urged to read the registration statements filed (and the amendments thereto to be filed) with the SEC, including the proxy statement/prospectuses contained therein, because they will contain important information about these transactions. Copies of the registration statements and the proxy statement/prospectuses are (and the amendments thereto will be) available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transactions. Information regarding the directors and executive officers of each of Liberty, LEI and the new DIRECTV and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, are available in the proxy materials filed with the SEC.

Contact:

Courtnee Ulrich

720-875-5420

Heather Oshiro

720-875-5433